EXHIBIT 1A-11

CPA  PARTNERS Richard  A.  Goldberg.  CPA   Wes  L.  Salem.  CPA Ma.  Lolita  Cremat.  CPA  Michael  Selamet  Kwee.  CPA CaICPA   OFFICE  MANAGER Heather  Peltier Certified  Public  Accountants CONSENT  OF  INDEPENDENT  AUDITORS    SUBJECT:  Opening  Night  Enterprises,  LLC    To  Whom  It  May  Concern:  CASHUK,  WISEMAN,  GOLDBERG,  BIRNBAUM  AND  SALEM,  LLP  consents  to  the  use  in  the  Regulation  A+ filing  with  the  Securities  of  Exchange  Commission  prepared  by  Opening  Night  Enterprises,  LLC  on  August  2.  2017. as  it  may  be  amended,  of  our  report  dated  August  2,  2017,  relating  to  the  financials  statements  of  Opening  Night Enterprises,  LLC  for  the  period  ended  November  30,  2017.   Sincerely,   CASHUK.  WISEMAN,  GOLDBERG,  BIRNBAUM  AND  SALEM,  LLP     Selamet  R.  Kwee,  CPA  Partner   San  Diego,  California March  28,  2018  3333  Camino  Del  Rio  SoulIt  I  Suite  230  I  San  Diego.  C  1  92108-3808  I  P  (619)  563-0115  I  F  (619)  563-9581  I  N%-xv‘‘.eNN  grpa.com